UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 13, 2006

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective December 1, 2006, Greg Creed will no longer serve as Chief Operating Officer of the Company and Emil Brolick will no longer serve as President and Chief Concept Officer of Taco Bell, Inc. As further described below, both Mr. Creed and Mr. Brolick will be appointed to other positions with the Company.

(c) On November 13, 2006, the Company appointed Peter Hearl as its Chief Operating and Development Officer effective December 1, 2006. Prior to this appointment, Mr. Hearl, 55, served as President and Chief Concept Officer at Pizza Hut, Inc. since 2002. Prior to that, he was Chief People Officer and Executive Vice President of YUM, a position he held from January 2002 until November 2002. From December 1998 to January 2002, he served as Executive Vice President of Yum Restaurants International.

On November 13, 2006, the Company appointed Greg Creed President and Chief Concept Officer of Taco Bell, Inc. effective December 1, 2006. Prior to this appointment, Mr. Creed, 49, served as Chief Operating Officer of the Company since 2005. Mr. Creed served as Chief Marketing Officer of Taco Bell, Inc. from 2001 to 2005.

On November 13, 2006, the Company appointed Emil Brolick President of U.S. Brand Building effective December 1, 2006. Prior to this appointment, Mr. Brolick, 59, served as President and Chief Concept Officer of Taco Bell, Inc. since 2000.

Section 8 – Other Events

Item 8.01	Other Events

On November 17, 2006, YUM! Brands, Inc. issued a press release announcing that its Board of Directors approved a dividend of $0.15 per share of Common Stock, which will be distributed February 2, 2007, to shareholders of record at the close of business on January 12, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
99.1	Press Release dated November 16, 2006 from YUM! Brands, Inc.: YUM! Brands Reorganizes U.S. Business to Power Future Sales and Profit Growth

99.2	Press Release dated November 17, 2006 from YUM! Brands, Inc.: YUM! Brands, Inc. Declares Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: November 17, 2006	/s/ Scott Toop
Vice President and Associate General Counsel

Exhibit 99.1

YUM! BRANDS REORGANIZES U.S. BUSINESS TO POWER FUTURE SALES AND PROFIT GROWTH

Company Realigns Resources and Leverages Scale Across U.S. Portfolio of Brands:

–	Brolick Appointed President of U.S. Brand Building
–	Hearl Appointed YUM Brands Chief Operating and Development Officer
–	Creed Appointed President of Taco Bell Corp.
–	Bergren Appointed President of Pizza Hut Inc.

LOUISVILLE, KY (NOVEMBER 16, 2006) – Yum! Brands, Inc. (NYSE:YUM) today announced a reorganization to its business in the U.S. to better leverage its scale and strengthen brand building, operations and development across its entire domestic portfolio of brands. The reorganization places the Company’s top resources against aggressively driving consistent and U.S. same store sales and profit growth, while creating synergies for its operations and development teams. It does not affect the organizational structure of its high growth China and International businesses.

The reorganization to the Company’s U.S. business is effective December 1, 2006, and includes: Emil Brolick, 59, appointed President of U.S. Brand Building, a newly created role; and Peter Hearl, 55, appointed Yum! Brands Chief Operating and Development Officer, a newly combined role. Both officers report directly to David C. Novak, Yum! Brands Chairman and Chief Executive Officer. Additionally, the Company appointed Greg Creed, 49, President of Taco Bell Corp., replacing Brolick; and Scott Bergren, 60, President of Pizza Hut Inc., replacing Hearl. Gregg Dedrick, 48, President of KFC Corp., continues in his current role. All three domestic brand Presidents will now report to Brolick. Sam Su, President of Yum! China Division, and Graham Allan, President of Yum! Restaurants International, continue to report directly to Novak, as do the executive officers of the Company.

Brolick has served as President of Taco Bell for six years, joining the Company from Wendy’s in 2000, where he served as SVP, New Product Marketing, Research and Strategic Planning. He is a 30-year seasoned veteran of the quick service restaurant industry, product development, marketing and business planning. “Emil Brolick has led Taco Bell to five consecutive years of sales, transaction and profit growth, and has demonstrated he is one of the most talented brand builders in the entire restaurant industry,” said David C. Novak. “Under his leadership, Taco Bell has strengthened its differentiation and value leadership, and has become the second most profitable restaurant concept in the U.S. I’m excited he will leverage his tremendous experience across all our U.S. brands to build powerful and sustainable growth.” In this new role, Brolick will be responsible for working with the U.S. brand presidents to build even stronger brands, including institutionalizing the company’s Yum! Insight Marketing Model, ensuring a fully stocked pipeline of new products, driving branded service and training, and seeking major productivity gains. He also will take accountability for engraining category and consumer knowledge across the Company and identifying possible synergies that will leverage scale and maximize efficiencies.

Hearl joined the Company in 1991, and most recently served as President of Pizza Hut in the U.S. He has a strong business and operations track record, having served as Chief People Officer for Yum! Brands, Inc. and as Chief Operating Officer for Yum! Restaurants International. Prior to that, Hearl led the Company’s KFC and Pizza Hut businesses in Europe, Australia, New Zealand, South Africa, and the Asia Pacific region, while establishing the Company’s groundwork for success in India. “Peter Hearl is the very best operator we have in our system and he is ideally suited for this important job. He has a demonstrated track record building great businesses around the world, and has helped institutionalize our global operating platform and people-focused culture to dramatically improve customer satisfaction,” Novak said. As President of Pizza Hut, Hearl introduced a number of highly successful new products and has recently led a major repositioning of the brand to be launched in 2007. He also is credited with building the Pizza Hut/WingStreet multibrand concept into the single largest wings brand, worldwide. In his new role, Hearl will have responsibility for significantly improving system operations and opening new restaurants by working with company leaders and franchisees. The divisional Chief Operating Officers will dually report to Hearl and their respective brand presidents. Chuck Rawley, Chief Development Officer in the U.S., and the leadership teams at Long John Silver’s and A&W All American Food, also will report directly to him.

As Chief Marketing Officer at Taco Bell, Creed spearheaded the “Think Outside the Bun” marketing efforts and new product introductions that generated consistent same store sales and profit growth during the last five years. He also served as Chief Marketing Officer and Interim General Manager of the KFC and Pizza Hut businesses in Australia, and at various business-building roles at Unilever. He most recently served as Chief Operating Officer at Yum! Brands, focused on upgrading restaurant service across the system. “Greg has tremendous creativity and energy, strong leadership skills and all the commercial savvy required to run and grow Taco Bell, our highest profit business in the U.S.,” Novak said.

Bergren brings strong leadership and pizza category credentials to the Pizza Hut team. During his career, he successfully ran the Pizza Hut businesses in Mexico and Central America, and previously headed Round Table Pizza and Chevy’s Mexican Restaurants. Most recently, Bergren was the Executive Vice President, Chief Marketing and Food Innovation Officer for Yum! Brands, including direct accountability for KFC, where he introduced the “Chicken Capital USA” advertising campaign and a number of successful new products, including the 99-cent Snacker, and KFC’s Famous Bowls. Novak said “Scott Bergren is a true brand builder and concept leader. His combination of consumer insights and business acumen will take our Pizza Hut turnaround strategy to the next level, building sustainable brand growth for the long-term.”

“We now have what I would call a ‘dream team’ for sustainable sales and profit performance in our U.S. business. We’ve put the best aces in the best places. Emil Brolick is our top brand builder; Peter Hearl is the consummate operating leader; and we’ve placed the best possible concept leaders, Greg Creed, Scott Bergren and Gregg Dedrick, at each of our domestic brands. This is a winning combination and I am confident it will lead to stronger growth of our U.S. businesses,” Novak added.

Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine's "30 Hottest Franchises for

2006,” one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."

Exhibit 99.2

YUM! BRANDS INC. DECLARES QUARTERLY DIVIDEND

LOUISVILLE, KY – November 17, 2006 – Yum! Brands Inc. (NYSE: YUM) announced that its board of directors approved a dividend of $0.15 per share of common stock, which will be distributed February 2, 2007, to shareholders of record at the close of business on January 12, 2007.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years and one of Black Enterprise’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”